Exhibit 10.21

Letter Agreement dated October 5, 2011 amending Credit Facility under 2009 and 2010 Securities Purchase Agreements

Vision Opportunity Master Fund, Ltd.

c/o Vision Capital Advisors, LLC;

Harborview Master Fund LP; and

Platinum – Montaur Life Sciences, LLC

Gentlemen:

Reference is made to (a) that certain Securities Purchase Agreement, dated as of July 30, 2009, between NewCardio, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (collectively, the “Purchasers”), pursuant to which the Purchasers were issued the Company’s 12% Secured Revolving Debentures due, subject to the terms therein, September 30, 2011 (the “2009 Debentures”), in the aggregate principal amount of $3,000,000, as amended by amendments dated September 14, 2009, December 22, 2009, May 3, 2010, and July 28, 2010 (as amended, the “2009 Purchase Agreement”), and (b) that certain Securities Purchase Agreement, dated as of July 28, 2010, between the Company and the Purchasers, pursuant to which the Purchasers were issued the Company’s 12% Secured Revolving Debentures due, subject to the terms therein, September 30, 2011 (the “2010 Debentures”), in the aggregate principal amount of $900,000 (the “2010 Purchase Agreement” and, together with the 2009 Purchase Agreement, the “Purchase Agreements”).

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreements or the Debentures, as the case may be.

Whereas the Company and Purchasers holding at least a majority in interest of the Securities presently outstanding under each of the Purchase Agreements have determined that it is in the best interests of the Company and the Purchasers to amend the Purchase Agreements and, to the extent applicable, the Transaction Documents, in certain respects, the purpose of this letter is to amend the Purchase Agreement and the Transaction Documents, as follows:

1.

The term “Debentures” in each of the Purchase Agreements shall be amended and restated in its entirety to mean the 12% Secured Revolving Debentures due, subject to the terms therein, five (5) business days after demand, issued by the Company to the Purchasers.

2.

The term “Stated Maturity” in the Debentures shall be amended and restated in its entirety to mean the payment date specified in a written demand for payment, signed by the holders of at least sixty percent (60%) of the aggregate principal amount of 2009 Debentures and 2010 Debentures then outstanding and given to the Company at least five (5) business day prior to such payment date, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder.

3.

Except as amended hereby, the Purchase Agreements and the Transaction Documents remain in force and effect.

4.

This amendment may be executed in counterparts that, together, shall have the same effect as if all parties signed this amendment on the same signature page.

Sincerely,

AGREED TO BY:

VISION OPPORTUNITY MASTER FUND, LTD.

/s/ Richard D. Brounstein

By: /s/ Adam Benowitz

Title: CFO

Title: Director

HARBORVIEW MASTER FUND LP

By: /s/ Peter Cooper and Terri-Lee McGregor

Name:  Navigator Management Ltd.

Title:  Authorized Signatories

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By: /s/ Michael M. Goldberg, M.D.

Title: Principal